    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1998
                                                         REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                AUDIOHIGHWAY.COM
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                ----------------

     CALIFORNIA                           7375                   77-0377306
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NO.)  IDENTIFICATION NO.)


                                AUDIOHIGHWAY.COM
                              20600 MARIANI AVENUE
                               CUPERTINO, CA 95014
                            TELEPHONE (408) 255-5301
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                         AND PRINCIPAL PLACE OF BUSINESS)

                                ----------------

                               NATHAN M. SCHULHOF
                                AUDIOHIGHWAY.COM
                              20600 MARIANI AVENUE
                               CUPERTINO, CA 95014
                            TELEPHONE: (408) 255-5301
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                 ---------------

                                   Copies to:

         GROVER T. WICKERSHAM, ESQ.             JOHN J. HALLE, ESQ.
         DEBRA K. WEINER, ESQ.                  STOEL RIVES LLP
         GROVER T. WICKERSHAM, P.C.             900 SW FIFTH AVENUE, SUITE 2300
         430 CAMBRIDGE AVENUE, SUITE 100        PORTLAND, OR 97204
         PALO ALTO, CA  94306

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /X/   SEC File No.
333-59823

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING   AMOUNT OF REGISTRATION
        SECURITIES TO BE REGISTERED               REGISTERED              UNIT                PRICE(1)                   FEE
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
Units,(2) each consisting of: ...............      230,000               $6.50               $1,495,000                $415.61
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
   (i)  one share of Common Stock; and ......      230,000                 --                    --                      --
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
   (ii) one Warrant to purchase one
        share of Common Stock ...............      230,000                 --                    --                      --
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
Units issuable upon exercise of the
Representative's Warrants(3), each
consisting of: ..............................       20,000                7.80                156,000                   43.37
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
   (i)  one share of Common Stock; and ......       20,000                 --                    --                      --
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
   (ii) one Warrant to purchase one
        share of Common Stock ...............       20,000                 --                    --                      --
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
Shares of Common Stock issuable upon
exercise of Warrants, including Warrants
underlying Representative's Warrants(4) .....      250,000                9.75               2,437,500                 677.63
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
                                                                                                              ----------------------
        Totals ..............................                                               $4,088,500               $1,136.61
--------------------------------------------- ------------------- --------------------- --------------------- ----------------------
                                                                                                              ----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended.
(2) Includes 30,000 Units that Paulson Investment Company, Inc., the representative of the several underwriters (the "Representative") has the option to purchase to cover over-allotments, if any (the "Over-allotment Option").
(3) In connection with the sale of the Units, the Registrant is granting to the Representative warrants to purchase 20,000 Units (the "Representative's Warrants").
(4) Pursuant to Rule 417, there are also being registered such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Warrants and the Representative's Warrants.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           INCORPORATION BY REFERENCE

         This Registration Statement on Form SB-2 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2 (Commission File No. 333-59812) filed by audiohighway.com (the "Company") with the Securities and Exchange Commission as declared effective on December 17, 1998, are incorporated herein by reference.

                                    EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number                            Description
-------                           -----------
5.1      Opinion of Grover T. Wickersham, P.C., as to the legality of the securities
23.1     Consent of Grant Thornton LLP
23.2     Consent of Grover T. Wickersham, P.C. (included in Exhibit 5.1)
24.1     Powers of Attorney (included on signature pages)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, California, on December 17, 1998.

                            audiohighway.com

                            By:        /S/ NATHAN M. SCHULHOF
                                     ------------------------
                                     Nathan M. Schulhof
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nathan M. Schulhof and Grant Jasmin, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form SB-2, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   /S/ NATHAN M. SCHULHOF      President, Chief Executive      December 17, 1998
---------------------------    Officer and Director (Principal
Nathan M. Schulhof             Executive Officer)


   /S/ GREGORY SUTYAK          Chief Financial Officer         December 17, 1998
---------------------------    (Principal Financial and
Gregory Sutyak                 Accounting Officer)

   /S/ GRANT JASMIN            Director                        December 17, 1998
---------------------------
Grant Jasmin


   /S/ ROBERT S. LEFF          Director                        December 17, 1998
---------------------------
Robert S. Leff


   /S/ LEE M. GAMMILL          Director                        December 17, 1998
---------------------------
Lee M. Gammill


   /S/ MUNINDERPAL REHKI       Director                        December 17, 1998
---------------------------
Muninderpal Rehki


                               Director
---------------------------
Marvin M. Reiss
